UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2005

ITEC ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

5300 Claus Rd.
Riverbank, Ca. 95367
(Address of principal executive offices)(Zip Code)

(209) 881-3523
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933 (the "Exemption"), on April 15 2005, in exchange for services provided to the Company, warrants to purchase common stock of the Company, exercise price of $.06 per share, were issued to the following individuals:

Name	Warrant Shares
Gary De Laurentiis	2,000,000
David M. Otto	500,000
Frederick Smith, Jr.	250,000
Jeff Chartier	1,000,000

Each of the warrants contains a cashless exercise provision and “piggy-back” registration rights. For purposes of establishing compliance with the Exemption, the Company relied upon (i) certain representations and warranties of the warrant holders’ contained in the warrants and (ii) its own independent investigation to confirm the warrant holders’ representations and warranties.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.1   Form of Warrant

EXHIBIT INDEX

Exhibit No.	Description	Location
4.1	Form of Warrant	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC.
(Registrant)

By:	Gary De Laurentiis
Its:	Chairman and CEO

Date: April 19, 2005